Exhibit 10.1

Form of SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT is entered into this 8th day of December, 2020 (this “Subscription Agreement”), by and between Vesper Healthcare Acquisition Corp., a Delaware corporation (the “Company”), and the undersigned (“Subscriber”).

WHEREAS, the Company concurrently herewith is entering into that certain Agreement and Plan of Merger, dated as of the date hereof, substantially in the form provided to Subscriber (the “Merger Agreement”), pursuant to which the Company will acquire LCP Edge Intermediate, Inc., on the terms and subject to the conditions set forth therein (the “Transactions”);

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Company that number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) set forth on the signature page hereto (the “Acquired Shares”), for a purchase price of $10.00 per share (the “Per Share Price”), and the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company on or prior to the closing of the Subscription (as defined below) contemplated hereby (the “Closing”); and

WHEREAS, in connection with the Transactions, certain other institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”), or otherwise within the meaning of Rule 501 under the Securities Act and acceptable to the Company and the Placement Agent) (the “Other Subscribers”), have entered into subscription agreements with the Company substantially similar to this Subscription Agreement (the “Other Subscription Agreements”), pursuant to which such Other Subscribers have agreed to subscribe for and purchase, and the Company has agreed to issue and sell to such Other Subscribers, on the Closing Date (as defined below), inclusive of the shares of Class A Common Stock to be purchased by Subscriber hereunder, an aggregate amount of 35,000,000 shares of Class A Common Stock at the Per Share Price, with an aggregate purchase price, inclusive of the Purchase Price hereunder, of $350,000,000.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price by Subscriber, the Acquired Shares (such subscription and issuance, the “Subscription”).

2. Closing.

(a) At least five (5) business days before the anticipated closing date of the Transactions (the “Closing Date”), the Company shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Company. No later than two (2) business days after receiving the Closing Notice, Subscriber shall deliver to the Company such information as is reasonably requested in the Closing Notice in order for the Company to issue the Acquired Shares to Subscriber. Subscriber shall deliver to the Company, on or prior to 5:00 p.m. (Eastern time) (or as soon as practicable after the Company or its transfer agent (the “Transfer Agent”) delivers evidence of the issuance to Subscriber of the Acquired Shares on and as of the Closing Date) on the Closing Date the Purchase Price in cash via wire transfer to the account specified in the Closing Notice against (and concurrently with) delivery by the Company to Subscriber of (i) written notice from the Transfer Agent evidencing the issuance to Subscriber of the Acquired Shares on and as of the Closing Date, and (ii) the Acquired Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable. Each book entry for the Acquired Shares shall contain a notation in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

In the event that the consummation of the Transactions does not occur within one (1) business day after the anticipated Closing Date specified in the Closing Notice, the Company shall promptly (but in no event later than two (2) business days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by Subscriber to the Company by wire transfer in immediately available funds to the account specified by Subscriber. For the avoidance of doubt, unless this Subscription Agreement has been terminated in accordance with its terms, the return of any Purchase Price in connection with a delay in the Closing Date shall not relieve Subscriber of its obligations to pay the Purchase Price on the date set forth in a revised Closing Notice and to otherwise comply with the terms and conditions of this Subscription Agreement.

(b) The obligations of Subscriber and the Company to consummate the purchase and sale of the Acquired Shares pursuant to this Subscription Agreement shall be subject to the conditions that, on the Closing Date:

(i) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, rule or regulation which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise prohibiting or enjoining consummation of the transactions contemplated hereby; and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such prohibition or injunction; and

(ii) all conditions precedent to the closing of the Transactions set forth in the Merger Agreement, including the approval of the Company’s stockholders and regulatory approvals, if any, shall have been satisfied, as determined by the parties to the Merger Agreement and other than those conditions under the Merger Agreement which, by their nature, are to be satisfied at the closing of the Transactions (it being understood that, for the purpose of determining whether any such condition has been satisfied, the consummation of the purchase and sale of the Acquired Shares pursuant to this Subscription Agreement shall be treated as having occurred), or waived, and the closing of the Transactions shall be scheduled to occur on the Closing Date concurrently with or immediately following the Closing.

(c) In addition to the conditions set forth in Section 2(a) and Section 2(b), the obligation of the Company to consummate the issuance and sale of the Acquired Shares pursuant to this Subscription Agreement shall be subject to the condition that all representations and warranties of Subscriber contained in this Subscription Agreement are true and correct in all material respects (other than those representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, as of such earlier date) and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations and warranties of Subscriber contained in this Subscription Agreement as of the Closing Date or as of such earlier date, as applicable.

(d) In addition to the conditions set forth in Section 2(a) and Section 2(b), the obligation of Subscriber to consummate the purchase of the Acquired Shares pursuant to this Subscription Agreement shall be subject to the following conditions:

(i) all representations and warranties of the Company contained in this Subscription Agreement are true and correct in all material respects (other than those representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, as of such earlier date); and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Subscription Agreement as of the Closing Date or as of such earlier date, as applicable;

(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to have been performed, satisfied or complied with by it at or prior to Closing;

(iii) no amendment or modification of the Merger Agreement (as the same exists on the date hereof as provided to Subscriber) shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement, unless Subscriber has previously consented in writing to such amendment or modification;

(iv) there shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially economically benefits the Other Subscribers thereunder unless the Subscriber has been offered substantially the same benefits;

(v) the Class A Common Stock (I) shall be designated for quotation or listed on the Nasdaq Capital Market (“Nasdaq”) and (II) shall not have been suspended, as of the applicable Closing Date, by the U.S. Securities and Exchange Commission (the “SEC”) or Nasdaq from trading on Nasdaq nor shall suspension by the SEC or Nasdaq have been threatened, as of the Closing Date, either (A) in writing by the SEC or Nasdaq or (B) by falling below the minimum listing maintenance requirements of Nasdaq; and

(vi) there shall not have occurred a “Material Adverse Effect,” as such term is defined in the Merger Agreement, with respect to LCP Edge Intermediate, Inc. since the date hereof.

(e)  At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

(f) For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.

3. Company Representations and Warranties. The Company represents and warrants to Subscriber that:

(a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) The Acquired Shares have been duly authorized by the Company and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement and registered with the Transfer Agent, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s amended and restated certificate of incorporation, the Company’s bylaws or under the Delaware General Corporation Law.

(c) This Subscription Agreement has been duly authorized, executed and delivered by the Company and this Subscription Agreement constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(d) The issued and outstanding shares of Class A Common Stock are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on Nasdaq. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Class A Common Stock or to deregister the shares of Class A Common Stock. The Company has taken no action that is designed to terminate the listing of the Class A Common Stock on Nasdaq or the registration of the Class A Common Stock under the Exchange Act.

(e) The execution, delivery and performance of this Subscription Agreement, including the issuance and sale of the Acquired Shares hereunder, and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with this Subscription Agreement.

(f) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4 and the accuracy of the Other Subscribers’ representations and warranties set forth in the Other Subscription Agreements, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) the filing with the SEC of the Registration Statement (as defined below), (ii) the filings required by applicable state or federal securities laws, (iii) the filings required in accordance with Section 9(p), (iv) any filings or notices required by Nasdaq, (v) those required to consummate the Transactions as provided under the Merger Agreement, and (vi) any consent, waiver, authorization or order of, notice to, or filing or registration, the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(g) As of the date hereof, (i) the authorized capital stock of the Company consists of (a) 200,000,000 shares of Class A Common Stock (of which 46,000,000 shares are issued and outstanding, and all of which are validly issued, fully paid and non-assessable), (b) 20,000,000 shares of Class B common stock, par value $0.0001 (“Class B Common Stock”) (of which 11,500,000 shares are issued and outstanding, and all of which are validly issued, fully paid and non-assessable), and (c) 1,000,000 shares of blank check preferred stock, par value $0.0001 (of which none are issued or outstanding), and (ii) 24,666,666 shares of Class A Common Stock are issuable in respect of redeemable public warrants to purchase Class A Common Stock and private placement warrants to purchase Class A Common Stock. No shares of capital stock of the Company are held in the treasury of the Company. All outstanding warrants have been duly authorized and validly issued and are not subject to preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements, the Merger Agreement and the other agreements and arrangements referred to therein or in the SEC Reports (as defined below), as of the date hereof, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. As of the date hereof, the Company has no direct or indirect subsidiaries, and does not own or hold the right to acquire any stock, partnership interest or joint venture interest or other equity ownership interest in any other partnership, corporation, organization or entity, other than direct ownership of Hydrate Merger Sub I, Inc. and Hydrate Merger Sub II, LLC, and there are no outstanding contractual obligations of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person. There are there are no outstanding proxies, voting agreements or other agreements or arrangements relating to any equity securities of the Company, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Merger Agreement. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares or (ii) the shares of Class A Common Stock to be issued pursuant to any Other Subscription Agreement, that have not been or will not be validly waived on or prior to the Closing Date.

(h) Except for such matters as have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity outstanding against the Company.

(i) The Company is in compliance with all applicable laws, except where such non-compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(j) As of their respective dates, all forms, reports, statements, schedules, proxies, registration statements and other documents, including any exhibits thereto, together with any amendments, restatements or supplements thereto filed by the Company with the SEC prior to the date of this Subscription Agreement (the “SEC Reports”) were prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports were prepared in all material respects in accordance with the (i) U.S generally accepted accounting principles and (ii) Regulation S-X or Regulation S-K, as applicable, as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of interim financial statements, to normal recurring year-end audit adjustments (the effect of which will not, individually or in the aggregate, be material) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-K, as applicable. There are no outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

(k) Other than the Other Subscription Agreements and the Merger Agreement, the Company has not entered into any side letter or similar agreement with any other investor in connection with such other investor’s direct or indirect investment in the Company. No Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such other investor than Subscriber hereunder, and such Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement.

(l) The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which Subscriber could become liable. Other than compensation paid to Goldman Sachs & Co. LLC acting as placement agent (the “Placement Agent”), the Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any shares of Class A Common Stock hereunder or pursuant to the Other Subscription Agreements.

(m) The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(n) Neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does the Company or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

(o) Except for discussions specifically regarding the offer and sale of the Acquired Shares, the Company confirms that neither it nor any other person acting on its behalf has provided Subscriber or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company or any of its subsidiaries, other than with respect to the Transactions and the transactions contemplated by this Subscription Agreement or the Other Subscription Agreements. Except with respect to the Transactions and the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements, no event or circumstance has occurred which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed.

(p) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 herein and those of the Other Subscriber set forth in the Other Subscription Agreements, in connection with the offer, sale and delivery of the Acquired Shares in the manner contemplated by this Subscription Agreement, (a) it is not necessary to register the Acquired Shares under the Securities Act, (b) the Acquired Shares were not offered by any form of general solicitation or general advertising and (c) the Acquired Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

4. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company that:

(a) If Subscriber is not an individual, Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If Subscriber is an individual, Subscriber has the authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) If Subscriber is not an individual, this Subscription Agreement has been duly authorized, executed and delivered by Subscriber. If Subscriber is an individual, the signature on this Subscription Agreement is genuine, and Subscriber has legal competence and capacity to execute the same. This Subscription Agreement constitutes a legal, valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c) The execution, delivery and performance by Subscriber of this Subscription Agreement are within the powers of Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with (i) any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which Subscriber is a party or by which Subscriber is bound, which would reasonably be expected to have a material adverse effect on the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement and (ii) if Subscriber is not an individual, will not violate any provisions of Subscriber’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if Subscriber is an individual, has legal competence and capacity to execute the same or, if Subscriber is not an individual, the signatory has been duly authorized to execute the same.

(d) Subscriber (i) (a) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)), (b) is an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, or (c) subject to the consent of the Placement Agent, is an “accredited investor” (within the meaning of Rule 501(a)(12) under the Securities Act) with assets under management in excess of $50,000,000 satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares. Subscriber is an “institutional account” as defined in FINRA Rule 4512(c).

(e) Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Subscriber understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) in an offshore transaction within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates representing the Acquired Shares shall contain a legend to such effect. Subscriber understands and agrees that the Acquired Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

(f) Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Company. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by (i) Placement Agent or its affiliates or any of their respective control persons, officers, directors or employees or (ii) the Company or its affiliates or any of their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

(g) Subscriber’s acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(h) In making its decision to subscribe for and purchase the Acquired Shares, Subscriber has relied solely upon independent investigation made by Subscriber and has not relied on any statements or other information provided by the Placement Agent, any of its affiliates or any of their respective control persons, officers, directors or employees concerning the Company, LCP Edge Intermediate, Inc., their respective affiliates, the Transactions or the Acquired Shares. Subscriber acknowledges and agrees that Subscriber has had access to, and an adequate opportunity to review, such financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Company, LCP Edge Intermediate, Inc. and the Transactions. Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares. Subscriber is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, including, without limitation, the Placement Agent, except for the statements, representations and warranties contained in this Subscription Agreement.

(i) Subscriber became aware of this offering of the Acquired Shares solely by means of contact from the Placement Agent and the Acquired Shares were offered to Subscriber solely by contact between Subscriber and the Placement Agent. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means, and BLS Investor Group LLC or its affiliates did not act as investment adviser, broker or dealer to Subscriber. Subscriber acknowledges that the Company represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(j) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

(k) Alone, or together with any professional advisor(s), Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

(l) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

(m) Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, Subscriber maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

(n) Subscriber will have at the Closing sufficient funds to pay the Purchase Price pursuant to Section 2(a).

5. Additional Subscriber Agreement. Subscriber hereby agrees that, from the date of this Subscription Agreement until the earlier of the Closing or the termination of this Subscription Agreement in accordance with its terms, none of Subscriber or any person or entity acting on behalf of Subscriber or pursuant to any understanding with Subscriber will engage in any Short Sales with respect to securities of the Company prior to the Closing. For purposes of this Section 5, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the Transactions (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Acquired Shares covered by this Subscription Agreement. The Company represents and warrants to the Subscriber that each of the Other Subscribers is bound by an agreement pursuant to the Other Subscription Agreements that is substantially identical to this Section 5.

6. Registration Rights.

(a) The Company agrees that, within thirty (30) calendar days after the consummation of the Transactions (the “Filing Deadline”), the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement to register under and in accordance with the provisions of the Securities Act, the resale of all Registrable Securities (as defined below) on Form S-3 (which shall be filed pursuant to Rule 415 under the Securities Act as a secondary-only registration statement), if the Company is then eligible for such short form, or any similar or successor short form registration or, if the Company is not then eligible for such short form registration, on Form S-1 or any similar or successor long form registration (the “Registration Statement”). The Company will provide a draft of the Registration Statement to Subscriber for review at least three (3) business days in advance of filing the Registration Statement, and shall advise Subscriber upon the Registration Statement being declared effective by the SEC. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement without Subscriber’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, if the SEC or applicable law or SEC guidance prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Acquired Shares by the applicable stockholders, such Registration Statement shall register for resale such number of Acquired Shares which is equal to the maximum number of Acquired Shares that can be so registered. In such event, the number of Acquired Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days following the Filing Deadline (or ninety (90) calendar days after the Filing Deadline if the Registration Statement is reviewed by and receives comments from the SEC) and (ii) the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further comments from the SEC (such earlier date, the “Effectiveness Deadline”); provided, that the Company’s obligations to include the Acquired Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Acquired Shares as shall be reasonably requested by the Company to effect the registration of the Acquired Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, provided that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Acquired Shares. “Registrable Securities” shall mean, as of any date of determination, the Acquired Shares and any other equity security of the Company issued or issuable with respect to the Acquired Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise, provided that, as to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities (i) when they are sold, transferred, disposed or exchanged pursuant to an effective Registration Statement under the Securities Act, (ii) the earliest of (A) three (3) years, (B) such time that such holder has disposed such securities pursuant to Rule 144 under the Securities Act (“Rule 144”) or (C) if Rule 144(i) is no longer applicable to the Company or Rule 144(i)(2) is amended to remove the current reporting requirement preceding a disposition of securities, such time that such holder is able to dispose of all of its, his or her Registrable Securities pursuant to Rule 144 without any volume or manner of sale limitations thereunder, (iii) when they shall have ceased to be outstanding or (iv) when such securities have been sold in a private transaction in which the transferor’s rights under this Section 6(a) are not assigned to the transferee of such securities. Any failure by the Company to file the Registration Statement by the Filing Deadline or for the Registration Statement to be declared effective by the Effectiveness Deadline shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement as set forth in this Section 6.

(b) In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Section 6, the Company shall, upon reasonable request, inform Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense, the Company shall:

(i) except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws that the Company determines to obtain in connection with such registration, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until all securities acquired by Subscriber hereunder cease to be Registrable Securities or such shorter period upon which Subscriber has notified the Company that such Registrable Securities have actually been sold;

(ii) advise Subscriber within five (5) business days:

(1) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings by the SEC for such purpose;

(2) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Acquired Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(3) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Company other than to the extent that providing notice to Subscriber of the occurrence of the events in the immediately preceding sentence constitutes material, nonpublic information regarding the Company;

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Acquired Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all Acquired Shares to be listed on each securities exchange or market, if any, on which the Class A Common Stock has been listed;

(vi) use its commercially reasonable efforts (1) to take all other steps necessary to effect the registration of the Acquired Shares contemplated hereby and (2) for so long as Subscriber holds Acquired Shares, to file all reports and other materials required to be filed by the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144 to enable Subscriber to sell the Acquired Shares under Rule 144;

(vii) furnish to Subscriber, so long as Subscriber owns Acquired Shares, promptly upon request, (1) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (3) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration; and

(viii) use its commercially reasonable efforts to (1) cause the removal of all restrictive legends from any Acquired Shares (x) being sold under the Registration Statement; (y) being sold pursuant to Rule 144 at the time of sale of such Registrable Securities and, at the request of a holder, cause the removal of all restrictive legends from any Registrable Securities held by such holder that may be sold by such holder without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions, and (z) as to which such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Acquired Shares may be made without registration under the applicable requirements of the Securities Act; and (2) in the case of subclauses (1)(x) or (y), cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (1) upon the receipt of such supporting documentation, if any, as reasonably requested by such counsel.

(c) Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the Company determines, upon advice of legal counsel, that in order for the Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, or if the Company’s Board of Directors, upon advice of legal counsel, reasonably believes that such filing or use could materially affect a bona fide business or financing transaction of the Company or its subsidiaries or would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than two (2) occasions or for more than sixty (60) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve (12) month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Subscriber of a Suspension Event, provide Subscriber with any material, nonpublic information regarding the Company (other than to the extent that providing notice to Subscriber of the occurrence of a Suspension Event may itself constitute material, nonpublic information regarding the Company). If so directed by the Company, Subscriber will deliver to the Company or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(d) The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless Subscriber (to the extent a seller under the Registration Statement), the officers, directors, trustees, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each of them, each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, trustees, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 6, except insofar as and to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein. The Company shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 6 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Acquired Shares by Subscriber.

(e) Subscriber shall, severally and not jointly with any Other Subscriber, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein. In no event shall the liability of Subscriber under this Section 6(e) be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Acquired Shares giving rise to such indemnification obligation.

(f) Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, and in no event shall the liability of Subscriber under this Section 6(f) be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Acquired Shares giving rise to such indemnification obligation.

(g) If the indemnification provided under this Section 6 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be subject to the limitations set forth in this Section 6 and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 6(g) from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 6(g) shall be several, not joint.

7. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Merger Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement or (c) written notice by either party to the other party to terminate this Subscription Agreement if the transactions contemplated by this Subscription Agreement are not consummated on or prior to the Termination Date (as defined in the Merger Agreement, and, for the avoidance of doubt, giving effect to the permitted extension thereof as set forth in the Merger Agreement); provided, that nothing herein will relieve any party from liability for any willful breach hereof (including for the avoidance of doubt any party’s willful breach of its representations and warranties hereunder) prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify Subscriber of the termination of the Merger Agreement promptly after the termination of such Merger Agreement.

8. Trust Account Waiver. Subscriber acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. Subscriber further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated September 29, 2020 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public stockholders and the underwriters of the Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future arising out of this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement. Notwithstanding anything else in this Section 8 to the contrary, nothing herein shall be deemed to limit Subscriber’s right, title, interest or claim to the Trust Account by virtue of Subscriber’s record or beneficial ownership of Class A Common Stock acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Company.

9. Miscellaneous.

(a) Each party hereto acknowledges that the other party hereto and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other party if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of such party set forth herein are no longer accurate in all material respects.

(b) Each of the Company and Subscriber is entitled to rely upon this Subscription Agreement and each of the Company and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(c) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Acquired Shares acquired hereunder, if any) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned. Subscriber may transfer or assign all or a portion of its rights under this Subscription Agreement to an affiliate or to any fund or account managed by the same investment manager as Subscriber, provided that no such assignment shall relieve Subscriber of its obligations hereunder, and provided further that Subscriber shall provide notice to the Company upon such transfer.

(d) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(e) The Company may request from Subscriber such additional information as the Company may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures, and provided that the Company agrees to keep confidential any such information provided by Subscriber to the extent permitted by law.

(f) This Subscription Agreement may not be modified, waived or terminated (except as set forth in Section 7) except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought. Notwithstanding the foregoing, no modification or waiver of this Subscription Agreement shall be effective unless and until consented to in writing by LCP Edge Intermediate, Inc.

(g) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as otherwise set forth herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, their respective successor and assigns; provided, however, that LCP Edge Intermediate, Inc. is an express intended third party beneficiary of the last sentence of Section 9(f).

(h) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. The parties hereto shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j) This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(l) Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person other than the statements, representations and warranties contained in this Subscription Agreement in making its investment or decision to invest in the Company. Subscriber agrees that none of (i) any Other Subscriber pursuant to the Other Subscription Agreements (including the controlling persons, members, officers, directors, partners, agents, or employees of any such other purchaser), (ii) the Placement Agent, its respective affiliates or any of its or their respective affiliates’ control persons, officers, directors or employees, or (iii) any other party to the Merger Agreement (other than LCP Edge Intermediate, Inc. following closing of the Transactions), including any such party’s representatives, affiliates or any of its or their control persons, officers, directors or employees, that is not a party hereto, shall be liable to Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Acquired Shares. On behalf of itself and its affiliates, Subscriber releases the Placement Agent in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to this Subscription Agreement or the transactions contemplated hereby.

(m) The parties hereto acknowledge and agree that the Placement Agent is a third-party beneficiary of the representations and warranties of the parties contained in this Subscription Agreement.

(n) Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Subscription Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered, (ii) the business day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, (iii) the third business day following the day on which the same is sent by certified or registered mail, postage prepaid and (iv) when transmitted via email to the email addresses set out below. Notices, demands and communications, in each case to the respective parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing:

(i) if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii) if to the Company, to:

Vesper Healthcare Acquisition Corp.
1819 West Avenue, Bay 2
Miami Beach, FL 33139
Attention: Brenton L. Saunders and Manisha Narasimhan
Email: Brent.Saunders@vesperhealth.com and

Manisha.Narasimhan@vesperhealth.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention: Andrew R. Brownstein, Igor Kirman and DongJu Song
Email: ARBrownstein@wlrk.com, IKirman@wlrk.com and DSong@wlrk.com

(iii) if to the Placement Agent, to:

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Attn: Olympia McNerney

Telephone: 212-357-8838

Email: Olympia.mcnerney@gs.com

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Attn: Paige Weiser

Telephone: 212-902-0458

Email: paige.weiser@gs.com

(o) THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(p) The Company shall, by 9:00 a.m., New York City time, on the first business day immediately following the execution and delivery of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Merger Agreement, the Transactions and any other material, nonpublic information that the Company has provided to Subscriber at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the Company’s knowledge, Subscriber shall not be in possession of any material, nonpublic information received from the Company or any of its officers, directors or employees or agents (including the Placement Agent) and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company, the Placement Agent or any of their respective affiliates. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall not publicly disclose the name of Subscriber or any of its affiliates or investment advisers, or include the name of Subscriber or any of its affiliates or investment advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, in either case in connection with this Subscription Agreement or the transactions contemplated hereby, without the prior written consent of Subscriber, except to the extent such disclosure is required by applicable law, rule, regulation, SEC or stock exchange requirement or at the request of any governmental or regulatory agency or as required by legal process, in which case the Company shall provide Subscriber with written notice of such disclosure permitted under this Section 9(p) prior to such disclosure to the extent permitted by law.

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

VESPER HEALTHCARE ACQUISITION CORP.

By:
Name:
Title:

Date: December 8, 2020

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:		By:
	Name:		Name:
	Title:		Title:

Date: December 8, 2020

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above)	(Please Print. Please indicate name and capacity of person signing above)

Name in which shares are to be registered (if different):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship
☐ Tenants-in-Common
☐ Community Property

Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Aggregate Number of Acquired Shares subscribed for: __________

Aggregate Purchase Price: $ _________

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Schedule must be completed by Subscriber and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. Subscriber must check the applicable box in either Part A or Part B below and the applicable box in Part C below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

☐	We are subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

***OR***

B.	ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

☐	We are an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

☐	We are an “accredited investor” (within the meaning of Rule 501(a)(12) under the Securities Act) with assets under management in excess of $50,000,000, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

☐	We are not a natural person.

***AND***

C.	AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Schedule A-1

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Rule 501(a)(1), (2), (3) or (7), in relevant part, states that an institutional “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person;

☐	A “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act with assets under management in excess of $50,000,000 that is not formed for the specific purpose of acquiring the securities offered and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

Schedule A-2